UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, Teradyne, Inc. (the “Company” or “Teradyne”) was notified of the decision by Michael A. Bradley to retire as Chief Executive Officer of the Company effective January 31, 2014. Mr. Bradley will continue to serve on the Company’s Board of Directors.

On November 13, 2013, the Company appointed Mark E. Jagiela the Chief Executive Officer of the Company effective January 31, 2014, replacing Michael A. Bradley. Mr. Jagiela also has been appointed to the Company’s Board of Directors effective January 31, 2014. Mr. Jagiela, 53, has served as President of the Company since January 2013 and President of the Company’s Semiconductor Test Division since 2003. Mr. Jagiela was appointed a Vice President of Teradyne in 2001. In January 2014, as part of its annual review of executive compensation, the Company’s Board of Directors will review Mr. Jagiela’s compensation in connection with his appointment as Chief Executive Officer of the Company.

Item 8.01. Other Events.

On November 13, 2013, the Company issued a press release announcing the retirement of Mr. Bradley as Chief Executive Officer and the appointment of Mr. Jagiela as the Chief Executive Officer and a Director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: November 13, 2013	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Teradyne, Inc. on November 13, 2013